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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                FEBRUARY 28, 2005
                Date of Report (Date of earliest event reported)

                                 NURESCELL INC.
                                 --------------
             (Exact name of registrant as specified in its charter)


          NEVADA                                                    33-0805583
(State or other jurisdiction of                                   (IRS Employer
       incorporation)                                             Identification
                                                                      Number)

                                     0-25377
                            (Commission File Number)

        914 WESTWOOD BOULEVARD, SUITE 809, LOS ANGELES, CALIFORNIA 90024
                    (Address of principal executive offices)

                                 (818) 702-9977
              (Registrant's telephone number, including area code)


                  P.O. BOX 116, NORTH HAVEN, CONNECTICUT 06473
                                (Former address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On February 28, 2005, Nurescell Inc. (the "Company") issued two Promissory Notes (the "Notes") payable to 412S, LLC and 2FeetCan, LLC (the "LLCs"). The LLCs are the Company's controlling shareholders.

         The principal amount of each Note is initially $25,000; however, that amount is subject to increase in the event that additional amounts are loaned to the Company by the LLCs. The Notes bear interest at the rate of ten percent (10%) per annum, and the aggregate principal amount of each Note, plus all accrued interest, is due and payable thirty (30) days after written demand.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated: March 1, 2005                   Nurescell Inc.

                                       By: /s/ Arthur Lyons
                                           -------------------------------------
                                           Arthur Lyons,
                                           President and Chief Financial Officer